                              THE LOEWEN GROUP INC.

                            OPERATIONS INCENTIVE PLAN

1.       PURPOSE.

         The purpose of The Loewen Group Inc. Operations Incentive Plan (the "Plan") is to:

         (a) Focus key operating employees on the achievement of financial goals considered essential for the Company's success during and after the pending insolvency proceedings.

         (b) Promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company by providing Participants with incentives for excellent performance.

         (c) Motivate, attract and retain top quality high performing key employees.

         THIS PLAN SUPERCEDES AND REPLACES ALL PRIOR OPERATIONS INCENTIVE PLANS MAINTAINED BY THE LOEWEN GROUP INC. OR LOEWEN GROUP INTERNATIONAL, INC.

2.       DEFINITIONS.

         For the purposes of the Plan, the following terms shall have the meanings indicated.

         (a) AWARD. "Award" means the amount paid as an incentive bonus pursuant to Section 6 below.

         (b)      BOARD.  "Board" means the Board of Directors of the Company.

         (c)      COMPANY.  "Company" means The Loewen Group Inc.

         (d) COMPENSATION COMMITTEE. " Compensation Committee" means the Compensation Committee of the Board or such other committee of the Board authorized by the Board to administer the Plan.

         (e) CREDITORS' COMMITTEE. "Creditors' Committee" means the official committee of unsecured creditors appointed by the United States trustee for the District of Delaware in the bankruptcy cases of certain of the Employers pending before the United States Bankruptcy Court for the District of Delaware, captioned LOEWEN GROUP INTERNATIONAL, INC., ET AL., Case No. 99-1244.

         (f) DESIGNATED EMPLOYEE GROUP. "Designated Employee Group" means any one of the groups of employees described on Exhibit A, as such Exhibit may be amended from time to time.

         (g) EBITDA. "EBITDA" means the earnings of the Company or an Operating Unit of the Company, before reduction for expenses related to interest, taxes, depreciation and amortization, as set forth in the approved operating budget of the Company each year.

         (h) EFFECTIVE DATE. "Effective Date" means the date on which an individual Participant executes a Release Agreement.

         (i) EMPLOYER. "Employer" means each of the Company and those of its divisions, subsidiaries and Operating Units, as are set forth on Exhibit B, as such Exhibit may be amended from time to time.

         (j) MAXIMUM AWARD PERCENTAGE. "Maximum Award Percentage" means the percentage of Salary that a Participant is eligible to earn in a Plan Year if the maximum Performance Goals established for his Operating Unit are achieved or exceeded. The Maximum Award Percentages for each Designated Employee Group are specified on Exhibit A, as such Exhibit may be amended from time to time.

         (k) OPERATING CASH FLOW. "Operating Cash Flow" means the true cash flow from operations of the applicable Employer, as determined under a formula established by the Compensation Committee for the Plan Year.

         (l) OPERATING UNIT. "Operating Unit" means the business unit for which a Participant performs services and shall consist of a country, a region, a district or zone, or a funeral home or cemetery location.

         (m) PARTICIPANT. "Participant" means any full-time employee of an Employer who becomes a Participant in the Plan as provided in
                  Section 4 and who has not ceased to be a Participant pursuant to Section 4 or Section 6.

         (n) PERFORMANCE GOALS. "Performance Goals" means the financial criteria, including EBITDA and Operating Cash Flow, established by the Compensation Committee pursuant to Sections 5(a) and 5(b) below to measure Operating Unit performance during a Plan Year.

         (o)      PLAN. "Plan" means The Loewen Group Inc. Operations Incentive
                  Plan.

         (p) PLAN YEAR. "Plan Year" means the calendar year. The first Plan Year shall begin on January 1, 1999.

         (q) RELEASE AGREEMENT. "Release Agreement" means an agreement, in a form that is acceptable to the Employer, under which the Participant, among other things, releases and waives any rights, claims or entitlements that he or she may have at law or under existing employment or consulting agreements or company programs.

         (r) SALARY. "Salary" means a Participant's rate of regular base compensation, excluding commissions, overtime pay, bonuses and any extra remuneration, determined at the end of a Plan Year, or at the end of the relevant interim period within a Plan Year, without reduction for any salary or wage reduction contributions made to an Company sponsored plan.

         (s) TARGET AWARD PERCENTAGE. "Target Award Percentage" means the percentage of Salary that a Participant is eligible to earn in a Plan Year if the targeted Performance Goals established for his Operating Unit are achieved. The Target Award Percentages for each Designated Employee Group are specified on Exhibit A, as such Exhibit may be amended from time to time.

3.       PLAN ADMINISTRATION.

         (a) Subject to the authority and powers of the Board, the Compensation Committee shall administer the Plan. The Compensation Committee shall have full authority to interpret the Plan and to adopt such rules, regulations and procedures for carrying out the Plan as it may deem necessary or advisable, including without limitation, the authority to:

                  (i)      designate employees as Participants;

                  (ii) designate and thereafter administer the Performance Goals; and

                  (iii) determine other terms and conditions related to Awards (including to provide appropriate adjustments or prorations of Awards in the case of Participants who are hired, cease to be Participants or are changed from one Designated Employee Group to another during a Plan Year).

         (b) Any dispute, controversy or claim arising out of or relating to any Plan benefit, including, without limitation, any dispute, controversy or claim as to whether the decision of the Committee respecting the benefits under this Plan or interpretation of this Plan is arbitrary and capricious, shall be settled by final and binding arbitration in accordance with the American Arbitration Association Employment Dispute Resolution or the Rules of the Arbitration and Mediation Institute of Canada, as appropriate. The Eligible Employee must request arbitration in writing within the limitations period set by applicable state, provincial or federal law.

                  The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the American Arbitration Association (the "AAA") or the Arbitration and Mediation Institute of Canada ("AMI"), as applicable. The selection process shall be that which is set forth in the AAA Employment Dispute Resolution Rules or similar process of the AMI, except that, if the parties fail to select an arbitrator from one or more panels, neither AAA nor AMI shall have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected.

                  All fees and expenses of the arbitration, including a transcript if requested, will be shared by the parties equally. The arbitrator shall have no power to amend, add to or subtract from this Plan. The award shall be admissible in any court or agency action seeking to enforce or render unenforceable this Plan or any portion thereof. Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act if applicable or such other legislation as may be applicable in the jurisdiction where the Eligible Employee ordinarily is a resident.

         (c) All expenses and liabilities incurred by the Compensation Committee in the administration of the Plan shall be borne by the Company. The Compensation Committee may retain accountants, attorneys or other advisors to render services in connection with the administration of the Plan.

         (d) Neither the Employers, the Board, the Compensation Committee, nor any member of the Board or Compensation Committee, nor any officer or employee of any Employer shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. Any action taken or omitted to be taken by any such person in good faith reliance on the advice of any accountant, attorney or other advisor retained by the Compensation Committee or the Employer shall be conclusively presumed not to involve gross negligence or willful misconduct. The members of the Board and the Compensation Committee and the officers and employees of any Employer shall be indemnified by the applicable Employer with respect to any such liability to the fullest extent permitted by applicable laws, rules and regulations.

4.       ELIGIBILITY.

         (a) Each full-time employee who (i) is a member of a Designated Employee Group on the Effective Date, (ii) is provided written notification of participation by the Compensation Committee and (iii) executes a Release Agreement shall be a Participant in the Plan as of the Effective Date.

         (b) Any other employee who becomes a member of a Designated Employee Group after the adoption of this Plan by the Company and is provided written notification of participation by the Compensation Committee shall become a Participant in the Plan as of the date membership in such Designated Employee Group commences.

         (c) Any Participant whose employment with the Employer terminates for any reason shall cease to be a Participant, except for Participants who transfer employment from one Employer to another Employer during a Plan Year and continue as a member of a Designated Employee Group at the new Employer.

         (d) If an individual who became a Participant in the Plan pursuant to Section 4(a) or 4(b) above later ceases to be a member of a Designated Employee Group then such individual shall likewise cease to be a Participant.

5.       DETERMINATION AND PAYMENT OF AWARDS.

         Determination and payment of Awards pursuant to the Plan shall be subject to the following terms and conditions:

         (a) PERFORMANCE GOALS FOR FISCAL 1999. For the Plan Year ending on December 31, 1999, Performance Goals will be set with reference to the original fiscal 1999 operations budget established for each Operating Unit within the Company's Funeral Home division. The targeted Performance Goal for each Operating Unit within the Funeral Home division shall be an EBITDA amount equal to 98% of the relevant fiscal 1999 operations budget amount. The maximum Performance Goal for each Operating Unit within the Funeral Home division shall be an EBITDA amount equal to 109% of the relevant fiscal 1999 operations budget amount. Within 30 days of the Effective Date of the Plan, each Participant shall receive written confirmation of the range of applicable Performance Goals for his Operating Unit in effect for Fiscal 1999.

         (b) PERFORMANCE GOALS FOR SUBSEQUENT YEARS. For subsequent Plan Years, Performance Goals will be set with reference to the operations budget established for each Operating Unit within the Company's Funeral Home division and Cemetery division by the Compensation Committee, subject to review and approval, prior to the confirmation of a plan of reorganization for the Company, by the Creditors' Committee. Once approvals are obtained, the targeted and maximum Performance Goals for each Operating Unit shall be communicated in writing to Participants within 15 days. The targeted and maximum Performance Goals for each Operating Unit within the Funeral Home division shall be expressed as percentages of budgeted EBITDA, or such other performance measures as the Compensation Committee shall approve. The targeted and maximum Performance Goals for each Operating Unit within the Cemetery division shall be expressed as percentages of budgeted Operating Cash Flow, or such other performance measures as the Compensation Committee shall approve. The Compensation Committee expressly retains the ability under the Plan to adjust targeted Performance Goals to reflect any asset sales or closings of operating units or any other reconfigurations of the Company's operations.

         (c) CALCULATION OF FINAL AWARDS. After the end of a Plan Year, Awards shall be calculated by comparing actual financial results of each Operating Unit to the pre-established Performance Goals applicable to that Operating Unit. When making these calculations, actual financial results for each Operating Unit will be reduced by an amount equal to total Awards earned by Participants associated with that Operating Unit and with the Operating Units subordinate to that Operating Unit. If actual financial results are less than the targeted Performance Goal, no award shall be earned. If actual financial results equal the targeted

                  Performance Goal, an award equal to the Target Award Percentage multiplied by a Participant's Salary shall be earned. If actual financial results equal or exceed the maximum Performance Goal, an award equal to the Maximum Award Percentage multiplied by a Participant's
                  Salary shall be earned. If actual financial results exceed the targeted Performance Goal but are less than the maximum Performance Goal, an award percentage will be determined by applying straight-line interpolation to the Target Award Percentage and the Maximum Award Percentage with reference to the relationship between actual financial results and the targeted and maximum Performance Goals. The resulting award percentage shall be multiplied by the Participant's Salary to determine the Award earned for the Plan Year. If interim awards, as described in Section 5(e) below, shall have been paid to a Participant during a Plan Year, the Award earned for the Plan Year shall be reduced by the total amount of such interim awards. In addition, no Awards above the Awards payable if actual financial results equal the targeted Performance Goal will be payable for fiscal year 2000 if the Employers, as a result of paying such incremental awards, would not retain a substantial portion of the incremental cash flow giving rise to such payments.

         (d) ADJUSTMENTS TO FINAL AWARDS. The Company expressly retains the ability under the Plan to: (i) adjust Awards based on adjustments to targeted Performance Goals under Section 5(b) above and (ii) adjust an individual Participant's Award downward by as much as 33% based on the discretionary assessment of that Participant's performance by his or her direct supervisor. An adjustment pursuant to Section 5(b) or this Section shall not be treated as an amendment to the Plan.

         (e) CALCULATION OF INTERIM AWARDS. Payments of a portion of an Award may be made on a biannual or quarterly schedule for certain Designated Employee Groups, as described in Exhibit A. Quarterly or biannual payments will be determined using the methodology described above in Section 5(c), except that cumulative financial results shall be calculated with respect to the relevant interim period and then compared to the established Performance Goals for such interim period. The resulting award percentage calculated for any interim period shall be multiplied by the Salary in effect at the end of the relevant interim period. This product shall be multiplied by 50%, and reduced by any prior interim Awards for the Plan Year. During the Plan Year ending on December 31, 1999, interim awards paid for performance in the quarter ended March 31, 1999 under the prior Operations Incentive Plan, if any, will reduce the first Award earned for that Plan Year.

         (f) TIMING OF PAYMENT OF AWARD PAYABLE FOR PERFORMANCE THROUGH JUNE 30, 1999. During the Plan Year ending on December 31, 1999, any Awards that would have been payable on June 30, 1999 if the payment schedule described in Exhibit A had been in effect at that time, will be calculated and paid in cash within 60 days of the Effective Date, using the method described above in Sections 5(c), 5(d) and 5(e).

         (g) TIMING OF PAYMENT OF SUBSEQUENT AWARDS. Awards earned with respect to any Plan Year or any interim period ending after the Effective Date shall be paid in cash by the Employer within 90 days following the last day of any Plan Year or interim period.

6.       TERMINATION OF EMPLOYMENT.

         In the event that a Participant's employment with the Employer terminates for any reason before the last day of a Plan Year, or if applicable, before the last day of an interim period for which an interim award is scheduled to be paid, the Participant will not be entitled to receive any Award under the Plan. Notwithstanding the foregoing, if a Participant becomes an employee of a successor employer upon the acquisition of his Operating Unit by such employer, then there shall be paid to such Participant promptly after the last day of the Plan Year in which such acquisition occurs (whether or not he or she remains an employee of the successor employer on such last day unless he or she voluntarily withdraws from the employ of such successor employer) an amount equal to the Award that would have been payable for such Plan Year based on actual financial results through the last day of the month prior to the date of acquisition. Such award will be prorated based on the number of complete months worked during the Plan Year prior to the date of acquisition.

7.       WITHHOLDING.

         The Employer shall have the right to withhold any taxes or any other amounts as are required to be withheld by law with respect to any payments due under the Plan.

8.       AMENDMENT OR TERMINATION.

         The Company may modify, amend or terminate the Plan, in whole or in part, at any time; provided, however, that any modification, amendment or termination of the Plan shall not, without the consent of the Participant, adversely affect any right to an Award for the Plan Year in which the modification, amendment or termination goes into effect after Performance Goals have been communicated. In addition, the Plan may not be terminated prior to January 1, 2001.

9.       BREACH.

         In the event that a Participant breaches any of his or her obligations under the Plan or any other documents or instruments executed herewith (including, without limitation, the Release Agreement), the Company shall have the right to demand the repayment of all or a portion of any amounts paid to the Participant under the Plan and, in addition, (a) the Company shall have no further obligation to that Participant pursuant to the Plan and (b) that Participant shall pay any expenses or damages incurred by the Company or the applicable Employer as a result of said breach, including all costs incurred by the Company or the applicable Employer, including reasonable attorneys' fees, in defending against any claims related to or arising from said breach.

10.      ASSIGNABILITY OF AWARDS.

         No Eligible Employee shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable under this Plan; nor shall any such rights or amounts payable under this Plan be subject to seizure, attachment, execution, garnishment or other legal or equitable process, or for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event a person who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject such right to such process, such assignment, transfer or disposition shall be null and void.

11.      PLAN NOT A CONTRACT OF EMPLOYMENT; EMPLOYER'S POLICIES CONTROL.

         Nothing contained in this Plan shall give a Participant the right to be retained in the employment of an Employer. This Plan is not a contract of employment between the Employer and any Participant.

         Any dispute involving issues of employment other than claims for benefits under this Plan shall be governed by the appropriate employment dispute resolution policies and procedures of the Employer.

12.      ACTION BY AN EMPLOYER.

         Unless expressly indicated to the contrary herein, any action required to be taken by the Employer may be taken by action of its Board of Directors or by any appropriate officer or officers traditionally responsible for such determination or actions, or such other individual or individuals as may be designated by the Board of Directors or any such officer.

13.      GOVERNING LAW.

         The Plan shall be governed by and construed in accordance with the laws of the jurisdiction in which the Eligible Employee ordinarily is a resident.

14.      SEVERABILITY.

         If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         IN WITNESS WHEREOF, the Company has caused this Plan to be adopted on the _____ day of October, 1999.

                                                 THE LOEWEN GROUP INC.


                                                 By:  _____________________

                                                                       EXHIBIT A
                                                                     PAGE 1 OF 2

      DESIGNATED EMPLOYEE GROUPS, TARGET AND MAXIMUM AWARD PERCENTAGES AND
                               FREQUENCY OF AWARDS

    ---------------------------------------------- ------------------ --------------------- ---------------------

    DESIGNATED EMPLOYEE GROUPS FOR THE PLAN YEAR     TARGET AWARD        MAXIMUM AWARD
             ENDING ON DECEMBER 31, 1999              PERCENTAGE           PERCENTAGE       FREQUENCY OF AWARDS
    ---------------------------------------------- ------------------ --------------------- ---------------------
    ---------------------------------------------- ------------------ --------------------- ---------------------
    OPERATIONS COUNTRY MANAGEMENT

    ---------------------------------------------- ------------------ --------------------- ---------------------
         Country Executives                               25%                 50%                  Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------
         VPs                                              20%                 40%                  Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------
         Group Controller                                 15%                 30%                  Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------

    ---------------------------------------------- ------------------ --------------------- ---------------------
    FUNERAL HOME REGIONAL OPERATIONS

    ---------------------------------------------- ------------------ --------------------- ---------------------
         RVPs                                             40%                 80%                  Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------
         VPs                                              30%                 60%               Semi-Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------
         Controllers                                      20%                 40%               Semi-Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------
         Regional Managers                                20%                 40%                Quarterly
    ---------------------------------------------- ------------------ --------------------- ---------------------

    ---------------------------------------------- ------------------ --------------------- ---------------------
    FUNERAL HOME LOCATIONS

    ---------------------------------------------- ------------------ --------------------- ---------------------
         Location Managers                                5%                  15%               Semi-Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------
         Primary Arrangers                                3%                  10%               Semi-Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------
         Other FH Employees                               3%                   7%               Semi-Annual
    ---------------------------------------------- ------------------ --------------------- ---------------------

                                                                       EXHIBIT A
                                                                     PAGE 2 OF 2

      DESIGNATED EMPLOYEE GROUPS, TARGET AND MAXIMUM AWARD PERCENTAGES AND
                               FREQUENCY OF AWARDS

    ------------------------------------------------ ---------------- --------------------- ---------------------

       DESIGNATED EMPLOYEE GROUPS FOR PLAN YEARS      TARGET AWARD       MAXIMUM AWARD
            ENDING AFTER DECEMBER 31, 1999             PERCENTAGE          PERCENTAGE       FREQUENCY OF AWARDS
    ------------------------------------------------ ---------------- --------------------- ---------------------
    ------------------------------------------------ ---------------- --------------------- ---------------------
    OPERATIONS COUNTRY MANAGEMENT

    ------------------------------------------------ ---------------- --------------------- ---------------------
         Country Executives                                50%                100%                 Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         VPs                                               40%                80%                  Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         Group Controller                                  30%                60%                  Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------

    ------------------------------------------------ ---------------- --------------------- ---------------------
    CEMETERY REGIONAL OPERATIONS

    ------------------------------------------------ ---------------- --------------------- ---------------------
         RVPs                                              40%                80%                  Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         VPs                                               30%                60%               Semi-Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         Controllers                                       20%                40%               Semi-Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         Regional Managers - Cemetery                      20%                40%                Quarterly
    ------------------------------------------------ ---------------- --------------------- ---------------------
         Regional Managers - Adv. Plnng                    20%                40%                Quarterly
    ------------------------------------------------ ---------------- --------------------- ---------------------

    ------------------------------------------------ ---------------- --------------------- ---------------------
    FUNERAL HOME REGIONAL OPERATIONS

    ------------------------------------------------ ---------------- --------------------- ---------------------
         RVPs                                              40%                80%                  Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         VPs                                               30%                60%               Semi-Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         Controllers                                       20%                40%               Semi-Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         Regional Managers                                 20%                40%                Quarterly
    ------------------------------------------------ ---------------- --------------------- ---------------------

    ------------------------------------------------ ---------------- --------------------- ---------------------
    FUNERAL HOME LOCATIONS

    ------------------------------------------------ ---------------- --------------------- ---------------------
         Location Managers                                 5%                 15%               Semi-Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         Primary Arrangers                                 3%                 10%               Semi-Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------
         Other FH Employees                                3%                  7%               Semi-Annual
    ------------------------------------------------ ---------------- --------------------- ---------------------

                                                                       EXHIBIT B

                             PARTICIPATING EMPLOYERS

                                      11